EXHIBIT 11

                      ROBERTSON-CECO CORPORATION
            COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
            -----------------------------------------------
                 (Thousands, except per share amounts)
                              (Unaudited)

                              Three Months Ended   Nine Months Ended
                                  September 30       September 30
                              ------------------   ------------------
                                1996      1995       1996      1995
                              --------  --------   --------  --------

PRIMARY:
 Primary earnings from
   continuing operations  .  $39,624  $  4,473   $ 49,431 $  7,911
 Income from discontinued
   operations   . . . . . .      -         281        -       2,789
                             --------  --------   --------  --------
    Total primary earnings   $ 39,624  $  4,754   $ 49,431  $ 10,700
                             ========  ========   ========  ========

 Average number of shares
  of common stock
  outstanding   . . . . . .    16,009    15,919     16,009    15,916
 Incremental shares to
  reflect dilutive effect
  of deferred compensation
  plan    . . . . . . . . .       117        51        114        40
                             --------  --------   --------  --------
 Total shares . . . . . . .    16,126    15,970     16,123    15,956
                             ========  ========   ========  ========
Primary earnings from
 continuing operations per
 commom share . . . . . . .  $   2.46  $    .28   $   3.07  $    .49
Primary income (loss)
  from discontinued
  operations  . . . . . . .       -         .02        -         .18
                             --------  --------   --------  --------
    Primary earnings per
     share  . . . . . . . .  $   2.46  $    .30   $   3.07  $    .67
                             ========  ========   ========  ========




                                                              EXHIBIT 11

                     ROBERTSON-CECO CORPORATION
     COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (CONTINUED)
     -----------------------------------------------------------
                 (Thousands, except per share amounts)
                             (Unaudited)

                             Three Months Ended    Nine Months Ended
                                September 30         September 30
                             ------------------    ------------------
                                1996      1995       1996      1995
                              --------  --------   --------  --------

FULLY DILUTED:
 Fully diluted earnings
  from continuing
  operations  . . . . . . .   $ 39,624  $  4,473   $ 49,431  $  7,911
 Income from discontinued
   Operations   . . . . . .        -         281        -       2,789
                             --------  --------   --------  --------
    Total fully diluted
     earnings . . . . . . .  $  39,624  $  4,754   $ 49,431  $ 10,700
                              ========  ========   ========  ========

 Average number of shares
  of common stock
  outstanding   . . . . . .     16,009    15,919     16,009    15,916
 Incremental shares to
  reflect dilutive effect
  of deferred compensation
  plan    . . . . . . . . .        140        51        150        40
                              --------  --------   --------  --------
    Total shares  . . .         16,149    15,970     16,159    15,956
                              ========  ========   ========  ========

 Fully diluted earnings
  from continuing
  operations per common
  share   . . . . . . . . .  $   2.45  $    .28   $   3.06  $    .49
 Fully diluted income
  (loss) from discontinued
  operations  . . . . . .         -         .02        -         .18
                              --------  --------   --------  --------
Fully diluted earnings
  per share . . . . . . . .  $   2.45  $    .30   $   3.06  $    .67
                              ========  ========   ========  ========
